Exhibit 99.1
Chord Energy Reports Second Quarter 2026 Financial and Operating Results, Declares Base Dividend and Updates 2026 Outlook
Houston, Texas — August 5, 2026 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord,” “Chord Energy,” or the “Company”) today reported financial and operating results for the second quarter 2026.
Key Takeaways and Updates:
•Operational Strength: Cash Flow from Operations and Adjusted Free Cash Flow exceeded expectations in 2Q26, supported by oil volumes at the high-end of guidance, and capital expenditures (“CapEx”) modestly below midpoint guidance;
•Shareholder Returns: Returned 54% of Adjusted Free Cash Flow(1) to shareholders through the base dividend of $1.30 per share and $147.4MM of share repurchases;
•Executing 4-Mile Laterals: Successfully executed and turned in line (“TIL”) four additional 4-mile pads; and
•Enhancing Base Production: Continuing to benefit from strength in base production performance which is driving volumes above the initial 2026 plan. Broadening scope of chemical workover program to test multiple new opportunities.
2Q26 Operational and Financial Highlights:
•Strong Volumes: Oil volumes of 165.4 MBopd were at the high-end of guidance;
•Capital Discipline: CapEx of $416MM (excluding $0.7MM of reimbursable non-op CapEx) was modestly below midpoint guidance;
•Realizations: Oil, natural gas and NGL realizations were favorable vs. midpoint guidance;
•Profitability: Net income was $525.2MM and Adjusted Net Income(1) was $361.7MM ($6.44/diluted share); and
•Cash Generation: Net cash provided by operating activities was $1,116.2MM, Adjusted EBITDA(1) was $923.5MM and Adjusted Free Cash Flow(1) was $414.1MM (excluding $0.7MM of reimbursable non-op CapEx).
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
"Chord delivered another quarter of strong operational and financial performance, reflecting the continued execution of our strategy," said Danny Brown, Chord Energy's President and Chief Executive Officer. "Adjusted free cash flow came in above expectations driven by oil production at the high end of guidance and capital spending below midpoint guidance. Shareholder returns continue to be robust with Chord returning 54% of free cash flow in the second quarter, and Chord is expected to increase returns to 75% of free cash flow in the third quarter as leverage fell below half a turn at quarter-end. Operationally, the Chord team continues to demonstrate progress on the four-mile lateral program as well as our base production enhancement initiatives. Disciplined capital allocation, operational efficiency, and a peer-leading balance sheet position Chord to navigate the volatile macro environment and generate strong, sustainable free cash flow. I want to thank the entire Chord team for their continued commitment to safe, efficient operations and for their focus on creating long-term value for our shareholders."

2Q26 Operational and Financial Update:
The following table presents select 2Q26 operational and financial data compared to guidance released on May 5, 2026:

Metric	2Q26 Actual	2Q26 Guidance
Oil Volumes (MBopd)	165.4	162.5 - 165.5
NGL Volumes (MBblpd)	53.0	50.5 - 51.5
Natural Gas Volumes (MMcfpd)	408.0	400.0 - 408.0
Total Volumes (MBoepd)	286.4	279.7 - 285.0
CapEx ($MM)(1)	$416.7	$410 - $440
Oil Premium to WTI ($/Bbl)	$1.27	$0.50 - $1.50
NGL Realization (% of WTI)	10%	4% - 10%
Natural Gas Realization (% of Henry Hub)	32%	25% - 35%
LOE ($/Boe)	$10.28	$9.70 - $10.70
Cash GPT ($/Boe)(2)	$2.83	$2.70 - $3.20
Cash G&A ($MM)(2)	$21.1	$24 - $26
Production Taxes (% of Oil, NGL and Natural Gas Sales)	8.4%	7.9% - 8.3%
Cash Interest ($MM)(2)	$26.0	$25 - $27
Cash Tax ($MM)(3)	$67.4	-
Cash Tax (% of Adjusted EBITDA)	7.3%	2% - 8%

___________________
(1)2Q26 includes $0.7MM of reimbursable non-op CapEx.
(2)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(3)Represents actual cash taxes paid in 2Q26 presented on a cash basis and does not include changes in accrued tax amounts included in working capital and deferred taxes within our condensed consolidated financial statements.
Chord had 66 gross (47 net) operated TILs in 2Q26.
Return of Capital:
Chord declared a base dividend of $1.30 per share of common stock. The dividend will be payable on September 4, 2026 to shareholders of record as of August 20, 2026.

The Company repurchased 1,104,346 shares of common stock at a weighted average price of $133.47 per share totaling $147.4MM in 2Q26. Shares issued and outstanding were 55.2MM (56.0MM on a fully-diluted basis) as of June 30, 2026, compared to 56.3MM (57.1MM on a fully-diluted basis) as of March 31, 2026. Details regarding the Return of Capital calculation can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.
Operations Update:
•4-Mile Laterals: Since Chord’s last update, the Company TIL’d four additional 4-mile pads. As of early 3Q26, the Company has executed 26 total 4-mile wells. Capital costs continue to be in line with expectations, supported by multi-well efficiencies. Drilling and completion execution and early performance of the 4-mile program is in line with expectations. Chord is scaling its 4-mile program and management expects 4-mile laterals to become a larger part of our program.
•Execution: Chord continues to demonstrate strong operational execution and improving cycle times across its Williston Basin program. The Company drilled the deepest measured depth well in the Basin at 33,810ft. The team executed the Basin’s first trimulfrac completion, furthering cost efficiencies on 4-mile developments. Chord expects to continue implementing this technology in certain areas. Cleanouts continue to reach total depth, ensuring contribution from the toe. Additionally, the Company continues to benefit from reduced facilities-related capital through equipment re-use and scalable facility design.
•Production/LOE: Chord continues to deliver on base production, focusing on initiatives with favorable risk/reward and attractive return potential. Key areas of focus include the continued application of AI to optimize artificial lift, expanding workover activity, various chemical treatment programs, logistics optimization, reducing cycle times to return non-producing wells, as well as other initiatives. Chord is broadening the scope of its chemical workover program to test multiple new opportunities.

2026 Outlook Update:
Chord is updating its 2026 guidance to reflect 1H26 performance and its latest forecasts. In 2026, Chord expects to generate approximately $3.0B of Adjusted EBITDA and $1.3B of Adjusted Free Cash Flow including the impact of derivatives ($75/Bbl WTI and $3.00/MMBtu Henry Hub for 2H26).
Key Update Summary:
•Volumes: FY26 oil volume midpoint guidance unchanged at 161 MBopd;
•3Q26 oil volume midpoint guidance of 163.0 MBopd reflects continued positive impacts from production optimization initiatives and an acceleration of TILs into 2Q26;
•4Q26 oil volumes expected to decline from 3Q26 levels reflecting fewer TILs and the acceleration of completions activity and volumes into 2Q26;
•Capital: FY26 CapEx midpoint guidance remains unchanged at $1.4B;
•3Q26 CapEx midpoint guidance of $375MM reflects a decline in activity from 2Q26 and plans to drop the second frac crew in 3Q26;
•4Q26 CapEx is expected to fall from 3Q26 levels reflecting lower activity;
•Realizations: Adjusting realization guidance to reflect the current market outlook;
•LOE: FY26 LOE midpoint increased to $10.30/BOE, reflecting additional production enhancement initiatives discussed above, higher workover costs and higher non-operated LOE;
•Production Taxes: Slightly increasing guidance reflecting higher oil revenue (oil production tax is a higher percentage than gas and NGLs);
•Cash Taxes: FY26 midpoint guidance remains unchanged assuming $70-$100/bbl WTI in 2H26; and
•Activity: Chord plans to TIL 140 – 160 gross operated wells with an average working interest of ~75%.
The following table presents select operational and financial guidance for the periods presented:

Metric	3Q26 Guidance	4Q26 Guidance	FY26 Guidance
Oil Volumes (MBopd)	161.5 - 164.5	156.0 - 159.0	160.2 - 161.8
NGL Volumes (MBblpd)	50.0 - 52.0	49.0 - 51.0	50.2 - 51.4
Natural Gas Volumes (MMcfpd)	397.0 - 405.0	410.0 - 418.0	406.6 - 410.6
Total Volumes (MBoepd)	277.7 - 284.0	273.3 - 279.7	278.2 - 281.8
CapEx ($MM)	$360 - $390	$242 - $292	$1,360 - $1,440
Oil Premium/(Discount) to WTI ($/Bbl)	$(0.70) - $0.30	$(1.50) - $0.50	$(0.80) - $(0.00)
NGL Realization (% of WTI)	4% - 10%	4% - 14%	7% - 11%
Natural Gas Realization (% of Henry Hub)	20% - 30%	35% - 45%	38% - 44%
LOE ($/Boe)	$10.00 - $11.00	$10.00 - $11.00	$10.05 - $10.55
Cash GPT ($/Boe)(1)	$2.75 - $3.15	$2.80 - $3.20	$2.80 - $3.00
Cash G&A ($MM)(1)	$25 - $27	$25 - $27	$98 - $103
Production Taxes (% of Oil, NGL and Natural Gas Sales)	8.0% - 8.4%	8.0% - 8.4%	8.0% - 8.2%
Cash Interest ($MM)(1)	$25 - $27	$25 - $27	$102 - $106
Cash Tax (% of Adjusted EBITDA)(2)	3% - 9%	4% - 12%	5% - 8%
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)2H26 reflects $70/Bbl – $100/Bbl WTI.

Select Operational and Financial Data:
The following table presents select operational and financial data for the periods presented:

	2Q26	1Q26	2Q25
Production data:
Crude oil (MBopd)	165.4	158.0	156.7
NGL (MBblpd)	53.0	49.0	54.1
Natural gas (MMcfpd)(1)	408.0	411.4	425.9
Total production (MBoepd)	286.4	275.6	281.9
Percent crude oil	57.8%	57.3%	55.6%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$93.99	$70.05	$61.62
Differential to NYMEX WTI ($/Bbl)	1.27	(2.35)	(2.15)
Crude oil, with realized derivatives ($/Bbl)	86.94	69.57	62.58
Crude oil realized derivatives gain (loss) ($MM)	(106.2)	(6.9)	13.7
NGL, without realized derivatives ($/Bbl)	9.25	8.66	5.80
NGL, with realized derivatives ($/Bbl)	9.25	8.66	5.80
Natural gas, without realized derivatives ($/Mcf)(2)	0.94	3.14	1.10
Natural gas, with realized derivatives ($/Mcf)	1.29	2.82	1.11
Natural gas realized derivatives gain (loss) ($MM)	13.0	(11.6)	0.4
Selected financial data ($MM):
Revenues:
Crude oil revenues	$1,415.0	$996.3	$878.9
NGL revenues	44.6	38.2	28.6
Natural gas revenues	34.7	116.1	42.8
Total oil, NGL and natural gas revenues	$1,494.3	$1,150.6	$950.3
Cash flows:
Net cash provided by operating activities:	$1,116.2	$507.5	$419.8
Non-GAAP financial measures(3):
Adjusted EBITDA	$923.5	$713.0	$547.2
Adjusted Free Cash Flow(4)	413.4	321.2	140.8
Adjusted Net Income Attributable to Common Stockholders	361.7	258.9	103.2
Select operating expenses:
LOE	$267.8	$244.9	$257.0
Gathering, processing and transportation expenses (“GPT”)	62.8	67.0	74.1
Production taxes	125.9	86.7	69.0
Depreciation, depletion and amortization	409.2	384.2	377.0
Total select operating expenses	$865.7	$782.8	$777.1
Select operating expenses ($/Boe):
LOE	$10.28	$9.87	$10.02
GPT	2.41	2.70	2.89
Production taxes	4.83	3.50	2.69
Depreciation, depletion and amortization	15.70	15.49	14.70
Total select operating expenses	$33.22	$31.56	$30.30
Earnings (loss) per share:
Basic earnings (loss) per share	$9.30	$1.90	$(6.71)
Diluted earnings (loss) per share	9.28	1.90	(6.77)
Adjusted diluted earnings per share (Non-GAAP)(3)	6.44	4.56	1.79
___________________
(1)Marcellus natural gas volumes were 116.9 MMcfpd in 2Q26, 130.5 MMcfpd in 1Q26 and 129.9 MMcfpd in 2Q25.

(2)Marcellus natural gas realized prices were $2.10/Mcf in 2Q26, $6.40/Mcf in 1Q26 and $2.49/Mcf in 2Q25.
(3)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(4)2Q26 and 1Q26 include $0.7MM and $3.0MM of reimbursable non-op CapEx, respectively. 2Q25 includes no reimbursable non-op CapEx.
Capital Expenditures:
The following table presents the Company’s CapEx by category for the period presented (in millions):

	1Q26	2Q26	1H26
CapEx ($MM):
E&P(1)	$330.6	$402.3	$732.9
Midstream	14.2	14.2	28.4
Other	0.1	0.2	0.3
Total CapEx(2)	$344.9	$416.7	$761.6
__________________
(1)1H26 includes $3.7MM of reimbursable non-op CapEx.
(2)1H26 excludes capitalized interest costs of $1.8MM.
Acquisitions:
Acquisition and leasehold costs were $3.7MM in 2Q26.
Balance Sheet and Liquidity:
The following table presents key balance sheet data and liquidity metrics as of June 30, 2026 (in millions):

June 30, 2026
Revolving credit facility(1)	$2,000.0

Revolver borrowings	$—
Senior notes	1,500.0
Total debt	$1,500.0

Cash and cash equivalents	$611.6
Letters of credit	30.4
Liquidity	$2,581.2
___________________
(1)$2.75B borrowing base and $2.0B of elected commitments.

Contact:
Chord Energy Corporation
Bob Bakanauskas, VP, Finance
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Thursday, August 6, 2026
Time:	10:00 a.m. Central
Live Webcast:	https://app.webinar.net/7OwnJBaGA4P
You may use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	1-800-836-8184
Intl. Dial-in:	1-646-357-8785
Conference ID:	34285
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Thursday, August 13, 2026 by dialing:

Replay dial-in:	1-888-660-6345
Intl. replay:	1-646-517-4150
Replay access:	34285 #
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release, other than statements of historical facts, that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, financial condition, objectives, assumptions or future events or performance are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, advancement of its extended lateral program and production levels, anticipated financial and operating results and other guidance. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil, NGL and natural gas realized prices, uncertainty regarding the future actions of foreign oil producers and the related impacts such actions have on the balance between the supply of and demand for crude oil, NGLs, and natural gas, the actions taken by OPEC+ with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with production levels, changes in trade policies and regulations, including increases or change in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential impact of retaliatory tariffs and other actions, war between Russia and Ukraine, military conflicts in the Red Sea Region, Iran, and the wider Middle East and their effect on commodity prices, changes or uncertainty in general economic and geopolitical conditions, inflation rates and the impact of associated monetary policy responses, including fluctuating interest rates, logistical challenges and supply chain disruptions, including as a result of conflicts, our business strategy, including the continued implementation of our 4-mile well program, the geographic concentration of our operations, uncertainties in estimating proved reserves and forecasting production results, drilling and completion of wells, operational factors affecting the commencement or maintenance of producing wells, the availability of infrastructure and midstream service providers, our ability to realize the anticipated benefits from acquisitions, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets primarily in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Chord Energy Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	June 30, 2026	December 31, 2025

ASSETS
Current assets
Cash and cash equivalents	$611,568	$189,531
Accounts receivable, net	1,338,031	1,116,685
Inventory	121,409	115,713
Prepaid expenses	29,201	33,767
Derivative instruments	49,588	77,312
Other current assets	5,274	5,061
Total current assets	2,155,071	1,538,069
Property, plant and equipment
Oil and gas properties (successful efforts method)	15,627,693	14,848,968
Other property and equipment	60,493	60,395
Less: accumulated depreciation, depletion and amortization	(4,349,525)	(3,572,834)
Total property, plant and equipment, net	11,338,661	11,336,529
Derivative instruments	10,091	8,366
Investment in equity securities	138,789	119,698
Long-term inventory	26,073	30,759
Operating right-of-use assets	10,463	12,749
Other assets	38,240	28,104
Total assets	$13,717,388	$13,074,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$151,908	$41,795
Revenues and production taxes payable	817,402	618,258
Accrued liabilities	706,836	735,386
Accrued interest payable	28,193	28,594
Derivative instruments	16,070	—
Current operating lease liabilities	7,589	14,656
Other current liabilities	36,670	11,898
Total current liabilities	1,764,668	1,450,587
Long-term debt	1,481,357	1,479,581
Deferred tax liabilities	1,656,962	1,615,850
Asset retirement obligations	432,030	432,802
Derivative instruments	2,786	—
Operating lease liabilities	13,854	10,518
Other liabilities	8,392	4,982
Total liabilities	5,360,049	4,994,320
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 240,000,000 shares authorized, 67,249,231 shares issued and 55,197,317 shares outstanding at June 30, 2026; and 240,000,000 shares authorized, 67,150,747 shares issued and 56,762,243 shares outstanding at December 31, 2025	676	675
Treasury stock, at cost: 12,051,914 shares at June 30, 2026 and 10,388,504 shares at December 31, 2025	(1,524,300)	(1,304,092)
Additional paid-in capital	7,351,992	7,339,735
Retained earnings	2,528,971	2,043,636
Total stockholders’ equity	8,357,339	8,079,954
Total liabilities and stockholders’ equity	$13,717,388	$13,074,274

Chord Energy Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues
Oil, NGL and gas revenues	$1,494,284	$950,266	$2,644,873	$2,053,690
Purchased oil and gas sales	678,401	230,294	1,193,447	341,916
Total revenues	2,172,685	1,180,560	3,838,320	2,395,606
Operating expenses
Lease operating expenses	267,839	256,966	512,748	490,040
Gathering, processing and transportation expenses	62,765	74,100	129,783	147,415
Purchased oil and gas expenses	671,661	231,745	1,181,493	343,113
Production taxes	125,878	68,965	212,589	143,607
Depreciation, depletion and amortization	409,237	376,997	793,452	726,806
General and administrative expenses	29,894	32,540	67,402	70,917
Impairment and exploration	2,687	541,940	5,250	543,923
Total operating expenses	1,569,961	1,583,253	2,902,717	2,465,821
Gain (loss) on sale of assets, net	(4)	(522)	339	4,993
Operating income (loss)	602,720	(403,215)	935,942	(65,222)
Other income (expense)
Net gain (loss) on derivative instruments	107,866	82,231	(133,605)	61,950
Net gain (loss) from investment in equity securities	1,143	(962)	23,972	(5,862)
Interest expense, net of capitalized interest	(26,663)	(18,788)	(53,259)	(34,606)
Loss on debt extinguishment	—	—	—	(3,494)
Other income, net	2,186	5,045	8,515	4,546
Total other income (expense), net	84,532	67,526	(154,377)	22,534
Income (loss) before income taxes	687,252	(335,689)	781,565	(42,688)
Income tax expense	(162,066)	(54,216)	(147,771)	(127,380)
Net income (loss)	$525,186	$(389,905)	$633,794	$(170,068)
Earnings (loss) per share:
Basic	$9.30	$(6.71)	$11.17	$(2.89)
Diluted	$9.28	$(6.77)	$11.14	$(2.93)
Weighted average shares outstanding:
Basic	56,010	57,786	56,361	58,420
Diluted	56,605	57,786	56,909	58,501

Chord Energy Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2026	2025

Cash flows from operating activities:
Net income (loss)	$633,794	$(170,068)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	793,452	726,806
Loss on debt extinguishment	—	3,494
Gain on sale of assets	(339)	(4,993)
Impairment	30	539,318
Deferred income taxes	41,113	49,050
Net (gain) loss on derivative instruments	133,605	(61,950)
Net (gain) loss from investment in equity securities	(23,972)	5,862
Equity-based compensation expenses	16,814	12,997
Settlement of asset retirement obligations	(17,935)	(13,671)
Deferred financing costs amortization and other	(12,048)	2,374
Working capital and other changes:
Change in accounts receivable, net	(243,018)	4,479
Change in inventory	(5,866)	(5,738)
Change in prepaid expenses	4,092	5,463
Change in accounts payable, interest payable and accrued liabilities	284,756	(20,031)
Change in other assets and liabilities, net	19,143	3,311
Net cash provided by operating activities	1,623,621	1,076,703
Cash flows from investing activities:
Capital expenditures	(755,502)	(704,388)
Acquisitions	(8,680)	(26,191)
Proceeds from divestitures	326	6,921
Derivative settlements	(88,750)	14,090
Contingent consideration received	25,000	25,000
Distributions from investment in equity securities	4,882	6,786
Contributions to investments	(7,851)	—
Net cash used in investing activities	(830,575)	(677,782)
Cash flows from financing activities:
Proceeds from revolving credit facility	85,000	2,435,000
Principal payments on revolving credit facility	(85,000)	(2,700,000)
Repayment and discharge of senior notes	—	(401,432)
Issuance of senior notes	—	750,000
Deferred financing costs	—	(13,443)
Repurchases of common stock	(217,677)	(274,014)
Tax withholding on vesting of equity-based awards	(4,557)	(21,793)
Dividends paid	(147,683)	(168,846)
Payments on finance lease liabilities	(1,092)	(856)
Net cash used in financing activities	(371,009)	(395,384)
Increase in cash and cash equivalents	422,037	3,537
Cash and cash equivalents:
Beginning of period	189,531	36,950
End of period	$611,568	$40,487
Supplemental cash flow information:
Cash paid for income taxes	$88,382	$66,098
Supplemental non-cash transactions:
Change in accrued capital expenditures	$3,380	$(3,950)
Change in asset retirement obligations	3,491	100,632
Change in dividends payable	776	973

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands)
GPT	$62,765	$74,100	$129,783	$147,415
Pipeline imbalances	11,060	(2,270)	13,367	(1,722)
Cash GPT	$73,825	$71,830	$143,150	$145,693

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to certain merger and acquisition activity, non-cash equity-based compensation expenses and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands)
General and administrative expenses	$29,894	$32,540	$67,402	$70,917
Merger and acquisition costs(1)	—	(2,929)	—	(8,064)
Equity-based compensation expenses	(8,772)	(6,121)	(16,814)	(12,997)
Other non-cash adjustments	—	(1,790)	(2,534)	193
Cash G&A	$21,122	$21,700	$48,054	$50,049
___________________
(1)2Q25 and 1H25 primarily includes costs directly attributable to the arrangement with Enerplus.

Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands)
Interest expense	$26,663	$18,788	$53,259	$34,606
Capitalized interest	899	1,109	1,832	2,188
Amortization of deferred financing costs	(1,589)	(1,255)	(3,120)	(2,526)
Cash Interest	$25,973	$18,642	$51,971	$34,268
Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses, impairment expenses, loss on debt extinguishment and other similar non-cash or non-recurring charges. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, its ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands)
Net income (loss)	$525,186	$(389,905)	$633,794	$(170,068)
Interest expense, net of capitalized interest	26,663	18,788	53,259	34,606
Loss on debt extinguishment	—	—	—	3,494
Income tax expense	162,066	54,216	147,771	127,380
Depreciation, depletion and amortization	409,237	376,997	793,452	726,806
Merger and acquisition costs(1)	—	2,929	—	8,064
Impairment and exploration expenses(2)	2,687	541,940	5,250	543,923
(Gain) loss on sale of assets, net	4	522	(339)	(4,993)
Net (gain) loss on derivative instruments	(107,866)	(82,231)	133,605	(61,950)
Realized gain (loss) on commodity price derivative contracts	(93,126)	14,090	(111,626)	13,839
Net (gain) loss from investment in equity securities	(1,143)	962	(23,972)	5,862
Distributions from investment in equity securities	2,450	2,377	4,882	4,736
Equity-based compensation expenses	8,772	6,121	16,814	12,997
Other non-cash adjustments	(11,456)	420	(16,370)	(1,960)
Adjusted EBITDA	923,474	547,226	1,636,520	1,242,736
Cash interest	(25,973)	(18,642)	(51,971)	(34,268)
CapEx(3)	(416,748)	(355,589)	(761,634)	(711,028)
Cash taxes paid	(67,382)	(32,148)	(88,382)	(66,098)
Adjusted Free Cash Flow	$413,371	$140,847	$734,533	$431,342

Net cash provided by operating activities	$1,116,154	$419,810	$1,623,621	$1,076,703
Changes in working capital	(224,776)	49,725	(59,107)	12,516
Interest expense, net of capitalized interest	26,663	18,788	53,259	34,606
Current income tax expense	87,825	34,931	106,658	78,331
Merger and acquisition costs(1)	—	2,929	—	8,064
Exploration expenses	2,663	2,623	5,220	4,605
Realized gain (loss) on commodity price derivative contracts	(93,126)	14,090	(111,626)	13,839
Distributions from investment in equity securities	2,450	2,377	4,882	4,736
Settlement of asset retirement obligations	8,102	5,150	17,935	13,671
Deferred financing costs amortization and other	8,975	(3,617)	12,048	(2,375)
Other non-cash adjustments	(11,456)	420	(16,370)	(1,960)
Adjusted EBITDA	923,474	547,226	1,636,520	1,242,736
Cash interest	(25,973)	(18,642)	(51,971)	(34,268)
CapEx(3)	(416,748)	(355,589)	(761,634)	(711,028)
Cash taxes paid	(67,382)	(32,148)	(88,382)	(66,098)
Adjusted Free Cash Flow	$413,371	$140,847	$734,533	$431,342
___________________
(1)2Q25 and 1H25 primarily include costs directly attributable to the arrangement with Enerplus.
(2)Includes non-cash goodwill impairment charge of $539.3 million for the three and six months ended June 30, 2025, as a result of the decline in the Company’s market capitalization during 2Q25.
(3)2Q26, 1H26 and 1H25 include $0.7MM, $3.7MM and $3.7MM of reimbursable non-op CapEx, respectively, and exclude capitalized interest costs. 2Q25 includes no reimbursable non-op CapEx and excludes capitalized interest costs.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in equity securities, impairment, loss on debt extinguishment and other similar non-cash charges (2) merger and acquisition costs and (3) the impact of taxes based on an estimated tax rate applicable to those adjusting items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Per Share is calculated as (i) Adjusted Net Income (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands)
Net income (loss)	$525,186	$(389,905)	$633,794	$(170,068)
Net (gain) loss on derivative instruments	(107,866)	(82,231)	133,605	(61,950)
Realized gain (loss) on commodity price derivative contracts	(93,126)	14,090	(111,626)	13,839
Net (gain) loss from investment in equity securities	(1,143)	962	(23,972)	5,862
Distributions from investment in equity securities	2,450	2,377	4,882	4,736
Impairment(1)	24	539,317	30	539,318
Merger and acquisition costs(2)	—	2,929	—	8,064
(Gain) loss on sale of assets, net	4	522	(339)	(4,993)
Amortization of deferred financing costs	1,589	1,255	3,120	2,526
Loss on debt extinguishment	—	—	—	3,494
Other non-cash adjustments	(11,456)	420	(16,370)	(1,960)
Tax impact(3)	49,013	14,032	2,496	7,140
Adjusted Net Income	364,675	103,768	625,620	346,008
Distributed and undistributed earnings allocated to participating securities	(2,939)	(614)	(4,946)	(1,436)
Adjusted Net Income attributable to common stockholders	$361,736	$103,154	$620,674	$344,572

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Diluted earnings (loss) per share	$9.35	$(6.75)	$11.23	$(2.91)
Net (gain) loss on derivative instruments	(1.92)	(1.42)	2.37	(1.06)
Realized gain (loss) on commodity price derivative contracts	(1.66)	0.24	(1.98)	0.24
Net (gain) loss from investment in equity securities	(0.02)	0.02	(0.42)	0.10
Distributions from investment in equity securities	0.04	0.04	0.09	0.08
Impairment(1)	—	9.33	—	9.22
Merger and acquisition costs(2)	—	0.05	—	0.14
(Gain) loss on sale of assets, net	—	0.01	(0.01)	(0.09)
Amortization of deferred financing costs	0.03	0.02	0.06	0.04
Loss on debt extinguishment	—	—	—	0.06
Other non-cash adjustments	(0.20)	0.02	(0.29)	(0.03)
Tax impact(3)	0.87	0.24	0.03	0.12
Adjusted Diluted Earnings Per Share	6.49	1.80	11.08	5.91
Less: Distributed and undistributed earnings allocated to participating securities	(0.05)	(0.01)	(0.09)	(0.02)
Adjusted Diluted Earnings Per Share	$6.44	$1.79	$10.99	$5.89

Diluted weighted average shares outstanding (in thousands)	56,148	57,786	56,459	58,501

Tax rate applicable to adjustment items(3)	23.4%	23.5%	23.4%	23.5%
_____________________
(1)Includes non-cash goodwill impairment charge of $539.3 million for the three and six months ended June 30, 2025, as a result of the decline in the Company’s market capitalization during 2Q25.
(2)2Q25 and 1H25 primarily include costs directly attributable to the arrangement with Enerplus.
(3)The tax impact is computed by applying an estimated tax rate to the adjustments for certain non-cash and non-recurring items.